AMENDMENT NO. 1 TO TERM LOAN AGREEMENT


         AMENDMENT NO. 1 TO TERM LOAN AGREEMENT dated as of December 20, 1996 (this "Amendment") between NATIONAL CONSUMER COOPERATIVE BANK, a banking corporation organized under the laws of the United States that does business as the National Cooperative Bank (the "Borrower") and CREDIT SUISSE, a banking company organized and existing under the laws of Switzerland having a New York Branch operating under a State of New York banking charter (the "Bank"), amending the TERM LOAN AGREEMENT dated as of November 9, 1994 (the "Term Loan Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Term Loan Agreement.

         WHEREAS, the Borrower has requested to amend the Term
Loan Agreement and the Bank is willing to amend the Term Loan
Agreement on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Borrower and Bank agree as follows:

         1. Amendment. Upon and after the Effective date (as defined in Section 2 hereof), the Term Loan Agreement shall be amended as follows:

         (a) Section 6.1(m)(vii) shall be deleted in its entirety and the following is substituted therefor:

              "(vii) At all times, a ratio of Consolidated Debt to Consolidated Adjusted Net Worth in an amount not greater than 8.5 to 1.0 until the earlier to occur of:

                   (i)  December 24, 1997, or

                   (ii) the prepayment in full of the
                   Borrower's Amended and Restated 8.18%
                   Series A Senior Notes due June 24, 1997, and the Borrower's Amended and Restated
                   8.32% Series B Senior Notes due December
                   24, 1997,

         after which time the Borrower shall have and maintain a ratio of Consolidated Debt to Consolidated Adjusted Net Worth in an amount not greater than 10.0 to 1.0. For purposes of calculating this ratio only, Consolidated Debt shall include the full balance of mortgage backed securities sold by the Borrower or any of its Subsidiaries with any first loss recourse provisions against the Borrower or any of its Subsidiaries attached thereto.

         For purposes of calculating the ratio set forth in subsection 6.1(m)(vii) above and in subsection 6.1(m)(viii) below only, "Consolidated Adjusted Net
         Worth" shall be reduced by the amount by which the sum of 75% of (i) 90 day overdue accounts, (ii) non-performing loans, (iii) real estate owned in substance foreclosure and other real estate owned in substance foreclosure and other miscellaneous repossessions and,
         (iv) modified loans, exceeds the reserves for credit losses established by the Borrower and its Subsidiaries."

         (b) Section 6.2(f)(ii) shall be amended by deleting the word "Declare" appearing as the first word therein and inserting the phrase "Except as otherwise permitted under the terms of the Senior Note Agreements, declare" in its place.

         2. Effective Date. This Amendment shall become effective as of the date hereof (the "Effective Date").

         3.  Representations and Warranties.

         (a) The Borrower represents and warrants as follows:

         (i)  the execution, delivery and performance of this
Amendment: (I) has been duly authorized by all necessary or appropriate corporate acts or proceedings of the Borrower; (II) does not violate or conflict with any provision of the Borrower's articles of incorporation, by-laws, or other organizational documents, or standing resolutions; (III) does not violate or result in a breach or default (with the giving of notice, passage of time, or otherwise) under any contract, applicable to the Borrower or its assets and (IV) will not violate any order of any court or governmental authority or agency to which the Borrower is subject;

         (ii) this Amendment is the valid, legal and binding obligation and agreement of the Borrower, and is enforceable against the Borrower in accordance with its terms; and

         (iii) The Borrower is a duly organized and validly existing corporation, in good standing in the respective jurisdiction of its incorporation.

         4. Miscellaneous. This Amendment shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment represents the entire understanding of the parties regarding the subject matter hereof. The terms and conditions of this Amendment shall not be terminated or modified or amended orally or by course of conduct or dealing or in any manner except in a writing that is signed by the party against whom enforcement is sought.

         5. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

         6. Ratification. The Term Loan Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified.

         7.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK
INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

         8. Reference to Agreement. From and after the Effective Date, each reference in the Term Loan Agreement to "this Term Loan Agreement", "hereof", "hereunder" or words of like import, and all references to the Term Loan Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Term Loan Agreement as modified and amended by this Amendment No. 1.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective authorized officers or representatives as of the date first above written.


                        NATIONAL CONSUMER COOPERATIVE BANK
                        D/B/A NATIONAL COOPERATIVE BANK


                        By:
                           Name:
                           Title:


                        CREDIT SUISSE


                        By:
                           Name:
                           Title:


                        By:
                           Name:
                           Title:

Amendment No. 1 to Term Loan Agreement